EXHIBIT 24.3

Daejoo Accounting Corporation Accountants & Consultants A Member of BDO International	629 Daechi-dong Kangman-ku Seoul 135-280 Korea Tel: 82-2-2263-2869 Fax: 82-2-2267-0470

October 15, 2003

K-Tronik International Corp.

We hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated October 15, 2003, of our audit report on financial statements for the year ended September 30, 2001, to the Stockholders and Directors of K-Tronik Asia Corp. dated November 18, 2001.

Very truly yours,

/s/ Daejoo Accounting Corporation